As filed with the Securities and Exchange Commission on June 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1850535
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

800 East Middlefield Road,

Mountain View, CA 94043,

(650) 404-5800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cary G. Vance

President and Chief Executive Officer

800 East Middlefield Road, Mountain View, CA 94043, (650) 404-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sharon R. Flanagan

Sidley Austin LLP

555 California Street, Suite 2000, San Francisco, CA 94104, (415) 772-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share	108,940,915	$0.895	$97,502,118.93	$11,329.75

(1)	Represents (a) 55,094,915 outstanding shares of common stock that were issued upon the conversion of convertible preferred stock and (b) 53,846,000 shares of common stock that may be issued upon the exercise of warrants, each offered by the selling stockholders. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), and as further described below under the heading “Statement Pursuant to Rule 429,” this registration statement also relates to (a)(i) 28,455,284 outstanding shares of common stock, (ii) 11,382,113 outstanding shares of common stock that were issued upon the exercise of warrants and (iii) 2,321,880 shares of common stock that may be issued upon the exercise of warrants, each offered by the selling stockholders, previously registered under the registrant’s Registration Statement on Form S-3 (File No. 333-192216) filed on November 8, 2013 (the “2013 Registration Statement”) and (b)(i) 20,442,346 outstanding shares of common stock and (ii) 6,286,023 shares of common stock that may be issued upon the exercise of warrants, each offered by the selling stockholders, previously registered under the registrant’s Registration Statement on Form S-3 (File No. 333-202837) filed on March 18, 2015 (the “2015 Registration Statement” and, with the 2013 Registration Statement, the “Prior Registration Statements”). None of these shares have been sold and are included in this registration statement. In accordance with Rule 416 under the Securities Act the common stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low sales prices of the common stock of the registrant as reported on The NASDAQ Global Market on June 15, 2015.
(3)	A fee of $11,329.75 is being paid with respect to the filing of this registration statement. A fee of $14,836.08 was previously paid in connection with the 2013 Registration Statement and a fee of $2,465.42 was previously paid in connection with the 2015 Registration Statement.

STATEMENT PURSUANT TO RULE 429

This registration statement is (a) a new registration statement with respect to the offer and sale of an aggregate of 108,940,915 shares of common stock that may be offered by the selling stockholders named herein, (b) a post-effective amendment to a registration statement on Form S-3 (File No. 333-192216) filed on November 8, 2013, and declared effective by the Commission on November 26, 2013, or the 2013 Registration Statement, that registered for offer and sale by the selling stockholders named therein an aggregate of (i) 28,455,284 outstanding shares of common stock and (ii) 34,146,339 shares of common stock that were issuable at the time of the 2013 Registration Statement upon the exercise of warrants and (c) a post-effective amendment to a registration statement on Form S-3(File No. 333-202837) filed on March 18, 2015, and declared effective by the Commission on April 13, 2015, or the 2015 Registration Statement, that registered for offer and sale by the selling stockholders named therein an aggregate of (i) 20,442,346 outstanding shares of common stock and (ii) 6,286,023 shares of common stock that were issuable at the time of the 2015 Registration Statement upon the exercise of warrants. Prior to the filing of this registration statement, (i) 11,382,113 shares of common stock have been issued to the warrant holders upon the exercise of certain of the warrants covered by the 2013 Registration Statement and (ii) warrants exercisable for 20,442,346 shares of common stock registered under the 2013 Registration Statement were cancelled in exchange for warrants that were exercised for shares of common stock registered under the 2015 Registration Statement. None of the shares registered under either of the 2013 Registration Statement or the 2015 Registration Statement have yet been sold by the selling stockholders. Pursuant to Rule 429 under the Securities Act, the registrant is filing a single prospectus in this registration statement in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and the offering registered on the Prior Registration Statements.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until after the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 19, 2015

PROSPECTUS

HANSEN MEDICAL, INC.

177,828,561 Shares of Common Stock

This prospectus relates to the offer for sale by existing holders of our common stock named in this prospectus of 177,828,561 shares of our common stock, par value $0.0001 per share, which includes 55,094,915 outstanding shares of our common stock issued upon the conversion of convertible preferred stock and 53,846,000 shares of our common stock issuable upon the exercise of warrants, all of which are held by the selling stockholders named in this prospectus. Such shares and warrants were issued in connection with a previously disclosed March 2015 private placement. The existing holders of our common stock and warrants exercisable for common stock are referred to as the “selling stockholders” throughout this prospectus. All references to “Hansen Medical,” “Hansen,” the “Company,” “we,” “us,” “our,” or similar references refer to Hansen Medical, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

All of the shares of common stock offered by this prospectus are being sold by the selling stockholders. The selling stockholders may sell these shares of common stock from time to time in one or more transactions, through brokered transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. We will not receive any proceeds from the sales of shares of common stock by the selling stockholders. We have agreed to pay all fees and expenses incurred by us incident to the registration of our common stock, including any Securities and Exchange Commission filing fees. The selling stockholders will be responsible for all costs and expenses in connection with the sale of their respective shares of common stock, including any brokerage commissions or dealer discounts.

Our common stock is currently traded on The NASDAQ Global Market under the symbol “HNSN.” On June 18, 2015, the last reported sales price for our common stock was $0.97 per share.

Investing in our common stock involves substantial risks. You should carefully consider the matters discussed under the section entitled “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

ABOUT THIS PROSPECTUS

This prospectus, which is part of a registration statement filed with the Securities and Exchange Commission (“SEC”), does not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. For further information with respect to us and the common stock offered by this prospectus, please see the registration statement, the exhibits filed with the registration statement and the documents incorporated by reference therein. See “Where You Can Find Additional Information” and “Information Incorporated by Reference”.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, and, if made, such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus.

You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or other offering materials is accurate only as of the dates of those documents or documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. This summary may not contain all of the information that may be important to you. Before making an investment decision, you should read carefully this entire prospectus, any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find Additional Information” on page 12 of this prospectus.

Our Business

We develop, manufacture and sell a new generation of medical robotics designed for accurate positioning, manipulation and stable control of catheters and catheter-based technologies. Our Sensei® Robotic Catheter System, or Sensei system, is designed to allow physicians to instinctively navigate flexible catheters with solid stability and control in electrophysiology procedures. Our Magellan™ Robotic System is designed to allow physicians to instinctively navigate flexible catheters in the vasculature. We believe our systems and the corresponding disposable catheters will enable physicians to perform procedures that historically have been too difficult or time consuming to accomplish routinely with manually-controlled, hand-held catheters and catheter-based technologies, or that we believe could be accomplished only by the most skilled physicians. We believe that our systems have the potential to benefit patients, physicians, hospitals and third-party payors by improving outcomes and permitting complex procedures to be performed interventionally.

We market our products in the United States primarily through a direct sales force of regional sales employees, supported by clinical account managers who provide training, clinical support and other services to our customers. Outside the United States, we use a combination of a direct sales force and distributors to market, sell and support our products.

Company Information

We were incorporated in Delaware in September 2002 under the name AutoCath, Inc. and changed our name to Hansen Medical, Inc. in March 2003. The address of our principal executive office is 800 East Middlefield Road, Mountain View, California 94043, and our telephone number is (650) 404-5800. Our website address is www.hansenmedical.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

Description of the Private Placements

In August 2013, the Company consummated a private placement of an aggregate of 28,455,284 shares of the Company’s common stock and warrants to purchase an aggregate of 34,146,339 shares of common stock, with gross proceeds to the Company of approximately $39.3 million. Warrants exercisable to purchase an aggregate of 11,382,113 shares of common stock were exchanged in February 2014, and warrants exercisable to purchase an aggregate of 20,442,346 shares of common stock were cancelled and exchanged for new warrants in August 2014 as described below. The remaining warrants are exercisable through August 8, 2015, for an aggregate of 2,321,880 shares of common stock with (i) Series B Warrants exercisable for an aggregate of 1,160,940 shares of common stock with an exercise price of $1.50 per share and (ii) Series C Warrants exercisable for an aggregate of 1,160,940 shares of common stock with an exercise price of $2.00 per share and, if all of the warrants are fully exercised, would result in gross proceeds to the Company of approximately $4.1 million. The private placement was made to “accredited investors” as defined by Rule 501(a) promulgated under the Securities Act pursuant to an exemption from registration provided by Regulation D promulgated under the Securities Act. In accordance with the registration rights the Company granted in the investor rights agreement entered into in connection with the private placement, on November 8, 2013, the Company registered for resale by the selling stockholders the shares of the Company’s common stock issued in the private placement and the shares of the Company’s common stock issuable upon exercise of the warrants issued in the private placement on Registration Statement No. 333-192216.

In August 2014, the Company exchanged 10,221,173 of the Company’s outstanding Series B Warrants and 10,221,173 of the Company’s outstanding Series C Warrants for Series B/C Warrants exercisable for an aggregate of 20,442,346 shares of common stock and Series D Warrants exercisable for an aggregate of 6,286,023 shares of common stock. The Series B/C Warrants exercisable to purchase an aggregate of 20,442,346 were subject to mandatory exercise and were exercised in August 2014 at an exercise price of $1.13 per share, resulting in gross proceeds to the Company of approximately $23.1 million. The remaining Series D Warrants are exercisable for a period of five years for an aggregate of 6,286,023 shares of common stock with an exercise price of $1.13 per share and, if fully exercised, would result in additional gross proceeds to the Company of approximately $7.1 million. The exchange was a private placement to “accredited investors” as defined by Rule 501(a) promulgated under the Securities Act pursuant to an exemption from registration provided by Regulation D promulgated under the Securities Act. In accordance with the registration rights the Company granted in the amended investor rights agreement entered into in connection with the exchange, on March 18, 2015, the Company registered for resale by the selling stockholders the shares of the Company’s common stock issued in the exchange and the shares of the Company’s common stock issuable upon exercise of the warrants issued in the exchange on Registration Statement No. 333-202837.

In March 2015, the Company consummated a private placement of 53,846 shares of the Company’s Series A Convertible Participating Preferred Stock (the “convertible preferred stock”) and Series E Warrants to purchase an aggregate of 53,846,000 shares of common stock, with gross proceeds to the Company of approximately $35.0 million. The Series E Warrants are exercisable for a period of two years with an exercise price of $0.975 per share and, if fully exercised, would result in additional gross proceeds to the Company of approximately $52.5 million. In May 2015, all of the outstanding shares of convertible preferred stock converted into an aggregate of 55,094,915 shares of the Company’s common stock following requisite stockholder approval at the 2015 Annual Meeting of the Company. The private placement was made to “accredited investors” as defined by Rule 501(a) promulgated under the Securities Act pursuant to an exemption from registration provided by Regulation D promulgated under the Securities Act.

In accordance with the registration rights we granted in the amended investor rights agreement entered into in connection with the March 2015 private placement, we are registering for resale by the selling stockholders described herein the shares of our common stock issued upon conversion of the convertible preferred stock issued in the private placement and the shares of our common stock issuable upon exercise of the Series E Warrants issued in the private placement. In addition, pursuant to the amended investor rights agreement and in accordance with the rules and regulations of the SEC, we are also including in this prospectus certain shares of our common stock issued or issuable pursuant to the August 2013 and August 2014 private placements and previously registered pursuant to the registration statements described above.

THE OFFERING

Common stock offered by the selling stockholders	Up to 177,828,561 shares of our common stock.

Common stock outstanding prior to the offering	188,519,303 (1)

Common stock to be outstanding after the offering	188,519,303 (1)

Use of Proceeds	We will not receive any proceeds from the sales of shares of common stock by the selling stockholders. We may receive proceeds from the exercise of the warrants to purchase our common stock; if the warrants are exercised in full, we would receive gross proceeds of approximately $63.7 million. Any such proceeds will be used primarily for working capital and general corporate purposes.

The NASDAQ Global Market Symbol	Our common stock is currently traded on The NASDAQ Global Market under the symbol “HNSN.”

(1)	Based upon the total number of issued and outstanding shares as of June 17, 2015, excluding the 62,453,903 shares of our common stock that may be issued upon the exercise of the warrants held by the selling stockholders.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding to invest in our common stock, you should carefully consider the specific risks described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC that are incorporated by reference into this prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find Additional Information” on page 12 of this prospectus and “Information Incorporated by Reference” on page 13 of this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference in these documents contain forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Many important factors affect our ability to achieve our objectives, including:

•	our ability to increase market adoption for our products;

•	the rate at which our systems are used and our body of clinic data grows;

•	our execution of plans to grow and expand our sales and marketing capabilities;

•	our developmental efforts to reduce product costs and add new features and functionality;

•	our ability to manage our manufacturing processes, including third party manufacturers;

•	our ability to maintain existing regulatory clearances, expand approvals for existing products and obtain approvals of new products;

•	our ability to obtain and maintain intellectual property protection for our products;

•	our ability to recruit and retain key personnel;

•	our financing needs and the use of the proceeds from the exercise of warrants held by selling stockholders; and

•	the impact of credit, financial and general economic conditions on the purchases of our products.

In addition, you should refer to the section of this prospectus entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from any offering under this prospectus. We will not receive any proceeds from the sales of shares of common stock covered by this prospectus by the selling stockholders. A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. Upon any exercise of the warrants for cash, the selling stockholders would pay us the exercise price of the warrants. If the warrants are exercised in full, we would receive gross proceeds of approximately $63.7 million. Any such proceeds will be used primarily for working capital and general corporate purposes.

DIVIDEND POLICY

To date, we have paid no cash dividends to our stockholders and we do not expect to pay cash dividends in the foreseeable future on our shares of common stock and are restricted from doing so under our existing loan documents.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock covered hereby (the “shares”) or their interests in the shares on The NASDAQ Global Market or any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	through one or more underwriters on a firm commitment or best efforts basis;

•	through the writing of options on shares, whether the options are listed on an options exchange or otherwise;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the settlement of short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law and applicable procedures and policies of the Company.

The selling stockholders may also sell the shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The anti-manipulation rules of Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may apply to sales of common stock and the activities of the selling stockholders.

We are required to pay all fees and expenses incident to the registration of the shares. We have also agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise. We are also required to pay certain fees and expenses of the selling stockholders incurred in connection with the sale of their shares of common stock, including certain fees and expenses of legal counsel and underwriters (excluding any underwriting discounts or commissions). In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. We have agreed to register or qualify the selling stockholder’s shares in these states as necessary, subject to certain restrictions.

SELLING STOCKHOLDERS

This prospectus covers the resale of shares of our common stock and shares of our common stock issuable upon the exercise of warrants, which we sold in private placements to the selling stockholders as “accredited investors” as defined by Rule 501(a) promulgated under the Securities Act pursuant to an exemption from registration provided by Regulation D promulgated under the Securities Act. The selling stockholders may from time to time offer and sell under this prospectus any part of, all or none of the shares listed below. We are required, under an investor rights agreement, to register for resale the shares of our common stock described in the table below. We are registering the shares to permit each selling stockholder to resell the shares when such stockholder deems appropriate, subject to the restrictions on transfer set forth under “Plan of Distribution.”

The following table provides information regarding the selling stockholders, the number of shares of common stock beneficially owned by the selling stockholders, including shares issuable upon exercise of the warrants, and the number of shares of common stock that may be offered by the selling stockholders under this prospectus. Warrants held by the selling stockholders exercisable for an aggregate of 2,321,880 shares of common stock are immediately exercisable in whole or in part and expire August 9, 2015, subject to certain limitations, warrants held by the selling stockholders exercisable for an aggregate of 6,286,023 shares of common stock are immediately exercisable in whole or in part and expire August 12, 2019, subject to certain limitations, and warrants held by the selling stockholders exercisable for an aggregate of 53,846,000 shares of common stock are immediately exercisable in whole or in part and expire March 12, 2017, subject to certain limitations. Pursuant to the terms of the warrants, if certain changes occur to our capitalization, such as a stock split or stock dividend of the common stock, then the exercise price and number of shares issuable upon exercise of the warrants will be adjusted appropriately. Except as set forth below, none of the selling stockholders nor any of their respective affiliates, officers, directors or principal equity holders has held any position or office or had any other material relationship with us or our affiliates within the past three years. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. Except as otherwise indicated, we believe the selling stockholders listed in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Beneficial Owner	Shares of Common Stock Beneficially Owned Prior to Offering (1)	Percentage of Common Stock Beneficially Owned Prior to Offering (1)	Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned Following Offering (1)(2)	Percentage of Common Stock Beneficially Owned Following Offering (1)(2)
Schuler Family Foundation (3)	69,713,696	32.6%	69,584,384	129,312	*
Tino Hans Schuler Trust (4)	1,299,417	*	1,299,417	0	*
Tanya Eve Schuler Trust (4)	1,299,417	*	1,299,417	0	*
Therese Heidi Schuler Trust (4)	1,299,417	*	1,299,417	0	*
Oracle Partners, LP (5)	44,647,314	22.1%	39,139,798	5,507,516	2.7%
Oracle Ten Fund Master, LP (6)	12,750,134	6.6%	11,364,196	1,385,938	*
Oracle Institutional Partners, LP (7)	7,437,190	3.9%	6,665,234	771,956	*
Feinberg Family Trust (8)	7,706,268	4.0%	7,556,268	150,000	*
Vaughn Bryson (9)	808,727	*	808,727	0	*
Garo H. Armen (10)	1,020,869	*	1,020,869	0	*
Michael Gordon (11)	438,725	*	397,725	41,000	*
Dr. Stephen Newman (12)	288,861	*	198,861	90,000	*
Yared Nadim (13)	124,972	*	29,829	95,143	*
Kevin Hykes (14)	818,101	*	69,601	748,500	*
William R. Rohn and Mary Jane Rohn Family Trust (15)	335,433	*	244,600	90,833	*
Marjorie L. Bowen (16)	191,051	*	136,262	54,789	*
Catherine H. Kennedy Revocable Trust (17)	1,491,463	*	1,491,463	0	*
Christine K. Browner Revocable Trust (18)	780,732	*	745,732	35,000	*
John and Christine Browner Family Irrevocable Trust (19)	778,930	*	778,930	0	*
Lawrence T. Kennedy, Jr. Revocable Trust (20)	2,235,532	1.2%	745,732	1,489,800	*
Central Park Associates, LLC (21)	4,001,005	2.1%	3,857,405	143,600	*
Martha K. Lord Revocable Trust (22)	4,603,136	2.4%	4,603,136	0	*
Peter M. Kennedy Revocable Trust (23)	1,534,819	*	1,368,876	165,943	*
Kennedy Private Equity, LLC (24)	6,225,369	3.2%	6,225,369	0	*
WW Associates, LP (25)	3,977,235	2.1%	3,977,235	0	*
Mathew Strobeck (26)	6,027,381	3.2%	6,027,381	0	*
Noowosh, L.P. (27)	1,920,556	1.0%	1,913,615	6,941	*
Birchview Fund, LLC (28)	3,111,673	1.6%	3,111,673	0	*
Denison Associates, LLC (29)	371,572	*	311,572	60,000	*
Frederic Hutchins Moll Revocable Trust (30)	1,555,837	*	1,555,837	0	*

*	Represents less than 1%.
(1)	Shares beneficially owned include shares of our common stock and shares of common stock issuable upon exercise of the warrants and assumes all shares offered hereby are sold by the selling stockholders as of June 17, 2015. Beneficial ownership is determined in accordance with the rules and regulations of the SEC, and generally includes securities held by persons who have sole or shared voting power or investment power with respect to those securities, and includes securities that are or will become exercisable within 60 days after June 17, 2015. Calculated on the basis of 188,519,303 shares of common stock, which is the number of shares of Company common stock outstanding as of June 17, 2015, excluding the 62,453,903 shares of our common stock that may be issued upon the exercise of the warrants held by the selling stockholders. In calculating the percentage for each selling stockholder, the shares of common stock issuable upon exercise of the warrants are treated as shares outstanding for that selling stockholder but are not treated as outstanding for any other person.
(2)	The selling stockholders may offer and sell all or any part of the common stock covered by this prospectus, but no estimates can be made as to the amount of shares of common stock that will be held by the selling stockholders after the completion of this offering.
(3)	Number of shares being offered includes 25,379,618 shares of common stock issuable upon the exercise of warrants acquired in the private placements. Jack W. Schuler is a member of our board of directors and shares the voting and dispositive power in respect of the shares owned by the Schuler Family Foundation.
(4)	Number of shares being offered includes 130,685 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(5)	Number of shares being offered includes 13,739,983 shares of common stock issuable upon the exercise of warrants acquired in the private placements. Oracle Associates, LLC serves as the general partner of Oracle Partners, LP, Oracle Ten Fund Master, LP and Oracle Institutional Partners, LP, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Oracle Partners, LP, Oracle Ten Fund Master, LP and Oracle Institutional Partners, LP. Mr. Feinberg serves as the managing member of Oracle Associates, LLC, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Oracle Partners, LP, Oracle Ten Fund Master, LP and Oracle Institutional Partners, LP and hereby disclaims all beneficial ownership except to the extent of his pecuniary interest therein.
(6)	Number of shares being offered includes 4,206,350 shares of common stock issuable upon the exercise of warrants acquired in the private placements. Oracle Associates, LLC serves as the general partner of Oracle Partners, LP, Oracle Ten Fund Master, LP and Oracle Institutional Partners, LP, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Oracle Partners, LP, Oracle Ten Fund Master, LP and Oracle Institutional Partners, LP. Mr. Feinberg serves as the managing member of Oracle Associates, LLC, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Oracle Partners, LP, Oracle Ten Fund Master, LP and Oracle Institutional Partners, LP and hereby disclaims all beneficial ownership except to the extent of his pecuniary interest therein.
(7)	Number of shares being offered includes 2,508,712 shares of common stock issuable upon the exercise of warrants acquired in the private placements. Oracle Associates, LLC serves as the general partner of Oracle Partners, LP, Oracle Ten Fund Master, LP and Oracle Institutional Partners, LP, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Oracle Partners, LP, Oracle Ten Fund Master, LP and Oracle Institutional Partners, LP. Mr. Feinberg serves as the managing member of Oracle Associates, LLC, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Oracle Partners, LP, Oracle Ten Fund Master, LP and Oracle Institutional Partners, LP and hereby disclaims all beneficial ownership except to the extent of his pecuniary interest therein.
(8)	Number of shares being offered includes 2,169,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(9)	Number of shares being offered includes 204,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(10)	Securities beneficially owned include securities held through Mr. Armen’s IRA account. Number of shares being offered includes 348,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.

(11)	Number of shares being offered includes 40,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(12)	Number of shares being offered includes 20,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements and 75,000 shares that Dr. Stephen Newman has the right to acquire upon the exercise of stock options within 60 days of June 17, 2015. Dr. Newman is a member of our board of directors.
(13)	Number of shares being offered includes 3,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements and 75,000 shares that Yared Nadim has the right to acquire upon the exercise of stock options within 60 days of June 17, 2015. Mr. Yared is a member of our board of directors
(14)	Securities beneficially owned by the reporting person through the Hykes Family 2013 Irrevocable Trust. Number of shares being offered includes 7,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements and 110,000 shares that Kevin Hykes has the right to acquire upon the exercise of stock options within 60 days of June 17, 2015. Mr. Hykes is a member of our board of directors.
(15)	Number of shares being offered includes 24,600 shares of common stock issuable upon the exercise of warrants acquired in the private placements and 80,833 shares that William Rohn has the right to acquire upon the exercise of stock options within 60 days of June 17, 2015. Mr. Rohn is a member of our board of directors and a beneficial owner of the shares held by the William R. Rohn and Mary Jane Rohn Family Trust.
(16)	Number of shares being offered includes 13,705 shares of common stock issuable upon the exercise of warrants acquired in the private placements and 45,000 shares that Marjorie L. Bowen has the right to acquire upon the exercise of stock options within 60 days of June 17, 2015. Ms. Bowen is a member of our board of directors.
(17)	Number of shares being offered includes 150,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(18)	Number of shares being offered includes 75,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(19)	Number of shares being offered includes 385,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(20)	Number of shares being offered includes 75,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(21)	Number of shares being offered includes 1,613,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(22)	Number of shares being offered includes 1,688,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(23)	Number of shares being offered includes 383,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(24)	Number of shares being offered includes 3,077,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(25)	Number of shares being offered includes 400,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(26)	Number of shares being offered includes 2,395,016 shares of common stock issuable upon the exercise of warrants acquired in the private placements. Mr. Strobeck serves as Managing Partner and Chief Executive Officer of Birchview Fund, LLC, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Birchview Fund, LLC and hereby disclaims any beneficial ownership except to the extent of his pecuniary interest therein.
(27)	Number of shares being offered includes 695,860 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(28)

Number of shares being offered includes 1,538,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements. Mr. Strobeck serves as Managing Partner and Chief Executive Officer of Birchview Fund, LLC, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Birchview Fund, LLC and hereby disclaims any beneficial ownership except to the extent of his pecuniary interest therein.
(29)	Number of shares being offered includes 154,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.
(30)	Number of shares being offered includes 769,000 shares of common stock issuable upon the exercise of warrants acquired in the private placements.

DESCRIPTION OF SECURITIES

The class of securities offered under this prospectus is our common stock, which has been registered pursuant to Section 12 of the Exchange Act.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Sidley Austin LLP, San Francisco, California. As of the date of this prospectus, a partner of Sidley Austin LLP beneficially owns an aggregate of 438,725 shares of our common stock.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Hansen Medical, Inc. as of December 31, 2013 and for each of the two years in the period ended December 31, 2013, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 under the Securities Act with the SEC. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information with respect to us and our securities, please refer to the registration statement and the exhibits and schedules filed with it. We also file reports, proxy statements, and other information with the SEC to comply with the Exchange Act and these reports, proxy statements, and other information, as well as the registration statement, can be inspected on the Internet at http://www.hansenmedical.com or through the SEC’s website at http://www.sec.gov. You may read and copy any document which we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of Public Reference Room by calling the SEC at 1–800–SEC–0330. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be an important part of this prospectus and any prospectus supplement and any information that we file with the SEC subsequent to this prospectus will automatically update and supersede this information. Our Exchange Act reports are filed under SEC file number 001-33151. The documents we are incorporating by reference are as follows:

•	Our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2014;

•	The information in our definitive proxy statement filed with the SEC on April 10, 2015 to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014;

•	Our Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended March 31, 2015;

•	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 12, 2015, April 17, 2015, May 15, 2015, May 21, 2015 and June 16, 2015; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 14, 2006.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules. These documents that we file later with the SEC and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

Hansen Medical, Inc.

800 East Middlefield Road

Mountain View, CA 94043

Attention: Chief Financial Officer

(650) 404-5800

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us relating to the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$11,329.75
Printing expenses	5,000.00
Legal fees and expenses	20,000.00
Accounting fees and expenses	25,000.00
Total	$61,329.75

We are required to pay certain fees and expenses of the selling stockholders incurred in connection with the sale of their shares of common stock, including certain fees and expenses of legal counsel and underwriters (excluding any underwriting discounts or commissions). Each selling stockholder will be responsible for all other costs and expenses in connection with the sale of their shares of common stock, including brokerage commissions or dealer discounts.

Item 15.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and certain of our executive officers, the forms of which have been filed as exhibits to filings made with the Securities and Exchange Commission. The indemnification agreements provide that we will indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Hansen Medical or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index on page II-6 hereof, which is incorporated by reference in this Item 16.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided , however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountain View, State of California on June 19, 2015.

HANSEN MEDICAL, INC.

By:	/s/ Cary G. Vance
Cary G. Vance
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Cary G. Vance and Christopher P. Lowe and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
/s/ Cary G. Vance Cary G. Vance	President, Chief Executive Officer and Director (Principal Executive Officer)	June 19, 2015

/s/ Christopher P. Lowe Christopher P. Lowe	Interim Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 19, 2015

/s/ Michael Eagle Michael Eagle	Chairman of the Board of Directors	June 19, 2015

/s/ Marjorie Bowen Marjorie Bowen	Director	June 19, 2015

/s/ Kevin Hykes Kevin Hykes	Director	June 19, 2015

/s/ Stephen Newman, M.D. Stephen Newman, M.D.	Director	June 19, 2015

/s/ William R. Rohn William R. Rohn	Director	June 19, 2015

/s/ Jack W. Schuler Jack W. Schuler	Director	June 19, 2015

/s/ Nadim Yared Nadim Yared	Director	June 19, 2015

EXHIBIT INDEX

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement. The registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about the registrant may be found elsewhere in this registration statement and in the registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant, filed as an exhibit to Registrant’s Annual Report on Form 10-K, filed on March 28, 2007 and incorporated herein by reference.

3.2	Amended and Restated Bylaws of the Registrant, filed as an exhibit to Registrant’s Current Report on Form 8-K, filed on February 16, 2007 and incorporated herein by reference.

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed on August 9, 2013 and incorporated herein by reference.

3.4*	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.

3.5	Certificate of Designations, Preferences and Rights of Series A Convertible Participating Preferred Stock, filed as an exhibit to Registrant’s Current Report on Form 8-K, filed on March 12, 2015 and incorporated herein by reference.

4.1	Specimen Common Stock Certificate of the Registrant, filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q, filed on November 8, 2013 and incorporated herein by reference.

4.2	Securities Purchase Agreement, dated July 30, 2013 between the Registrant and each purchaser identified therein, filed as an exhibit to Registrant’s Current Report on Form 8-K, filed on July 31, 2013 and incorporated herein by reference.

4.3	Exchange Agreement, dated July 30, 2014 entered into by and among the Registrant and each warrant holder identified therein, filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q, filed on November 6, 2014 and incorporated herein by reference.

4.4	Securities Purchase Agreement, dated March 9, 2015, by and among the Company and the Purchasers named therein, filed as an exhibit to Registrant’s Current Report on Form 8-K, filed on March 12, 2015 and incorporated herein by reference.

4.5	Form of Series A, B and C Warrant, dated August 8, 2013, filed as an exhibit to Registrant’s Current Report on Form 8-K, filed on July 31, 2013 and incorporated herein by reference.

4.6	Form of Series B/C Exchange Warrant, dated August 11, 2014, filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q, filed on November 6, 2014 and incorporated herein by reference.

4.7	Form of Series D Warrant, dated August 11, 2014, filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q, filed on November 6, 2014 and incorporated herein by reference.

Exhibit No.	Description

4.8	Form of Series E Warrant, filed as an exhibit to Registrant’s Current Report on Form 8-K, filed on March 12, 2015 and incorporated herein by reference.

4.9	Second Amended and Restated Investor Rights Agreement, dated March 11, 2015 entered into by and among the Registrant and each purchaser identified therein, filed as an exhibit to Registrant’s Current Report on Form 8-K, filed on March 12, 2015 and incorporated herein by reference.

5.1*	Opinion of Sidley Austin, LLP, regarding legality of the common stock being registered.

23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3	Consent of Sidley Austin, LLP is contained in Exhibit 5.1.

24.1	Powers of Attorney (included on signature page hereto).

*	Filed herewith.